UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Quality Care Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

July 3, 2018

Dear Stockholder:

We are reaching out regarding the proxy materials we recently sent you in connection with the special meeting of stockholders of Quality Care Properties, Inc. (“QCP” or the “Company”) scheduled for July 25, 2018.  Your vote is extremely important no matter the number of shares you hold.

As previously announced, QCP entered into a definitive agreement to be acquired by Welltower Inc. (“Welltower”) in an all-cash transaction (the “transaction” or the “merger”).  The QCP Board of Directors believes that the transaction with Welltower provides stockholders with strong, certain and immediate value beyond any other available alternative.

The transaction must be approved by QCP stockholders at this upcoming special meeting.  QCP is asking that holders of the Company’s common stock consider and vote on a proposal to approve the merger of the Company with and into Potomac Acquisition LLC (‘‘Merger Sub’’), a Delaware limited liability company and subsidiary of Welltower, pursuant to an Agreement and Plan of Merger (as it may be amended from time to time), dated as of April 25, 2018, by and among the Company, certain of the Company’s subsidiaries, Welltower and Merger Sub.

If the merger is approved, each share of common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive, without interest and less any applicable withholding taxes, $20.75 in cash and, if the effective time of the merger does not occur prior to August 25, 2018, $0.006 in cash for each day during the period commencing on August 25, 2018 and ending on, but excluding, the closing date.

For the reasons set forth above and in the proxy statement dated June 21, 2018, and the supplements thereto, the QCP Board of Directors unanimously recommends that the stockholders of the Company vote “FOR” the merger proposal and the other proposals on the meeting agenda.

You are urged to read the proxy statement (and any amendments or supplements thereto) before making any voting decision.

Time is short and your vote is very important.  Please vote by internet or by telephone to ensure your vote is promptly counted prior to the meeting (see instructions below).  The merger cannot be completed unless holders of a majority of the outstanding shares of common stock vote for “FOR” the merger proposal.  If you fail to vote to approve the merger, the effect will be the same as a vote “Against” the approval of the merger.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (877) 361-7972.

On behalf of the QCP Board of Directors, thank you for your cooperation and continued support.

Sincerely,

MARK S. ORDAN
Chairman of the Board and Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

Vote by Internet – Please access the website listed on your proxy card or voting instruction form and follow the instructions provided.

Vote by Telephone - Please call the toll free number listed on your proxy card or voting instruction form and follow the instructions provided.

Vote by Mail - Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company.  In connection with the proposed transaction, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on June 21, 2018.  The Proxy Statement and a form of proxy were mailed to the Company’s stockholders on or about June 21, 2018.  The Company may file other relevant materials with the SEC regarding the proposed transaction.  This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed merger.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.qcpcorp.com.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed merger transaction.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of shareholders, which was filed with the SEC on April 6, 2018, and in other documents filed by the Company, including on behalf of such individuals, with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the contemplated transactions; the failure to obtain the approval of the Company shareholders of the proposed merger transaction; or the failure to satisfy any of the other conditions to the completion of the transactions, including conditions related to the completion of HCR ManorCare’s Chapter 11 bankruptcy case; the effect of the announcement of the transactions on the ability of the Company to maintain relationships with its partners, tenants, providers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the transactions; and other risks and uncertainties described in the Company’s reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 8, 2018 and other periodic reports the Company files with the SEC, which are available at www.sec.gov and the Company’s website at www.qcpcorp.com. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

Internet and telephone voting are available by following the instructions set forth on the proxy card or voting instruction form sent to you.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (877) 361-7972.

Thank you for your vote.